UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 19, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 19, 2012, the Board of Directors of Urologix, Inc. (the “Company”) promoted Lisa A. Ackermann to Executive Vice President, Sales and Marketing effective immediately. The change was recommended by the Company’s Compensation Committee.

The Board of Directors of the Company also approved, upon recommendation of the Company’s Compensation Committee, an amended and restated form of letter agreement relating to change in control benefits, which was amended and restated to reflect certain technical changes relating to Section 409A of the Internal Revenue Code. A copy of that amended and restated form of change in control letter agreement is attached hereto as Exhibit 10.1 (the “Amended Letter Agreement”).

On April 23, 2012, Stryker Warren, Jr., Chief Executive Officer, Gregory J. Fluet, Executive Vice President and Chief Operating Officer, and Brian J. Smrdel, Chief Financial Officer entered into the Amended Letter Agreement and the previous form of change in control letter agreement to which each was a party was superseded by the Amended Letter Agreement. On April 23, 2012, Lisa A. Ackermann also entered into the Amended Letter Agreement.

Under the Amended Letter Agreement, if a Change in Control occurs and Ms. Ackermann’s employment is terminated without Cause, or by Ms. Ackermann for Good Reason, within twelve months of a Change in Control, the Company will pay Ms. Ackermann a severance payment in cash in a single sum within sixty days of the date of termination equal to 100% of the sum of her annual target compensation (base salary and bonus) in effect on such date. In addition, the Company will continue Ms. Ackermann’s health, dental and life insurance benefits for a period of twelve months, with Ms. Ackermann obligated to pay the employee’s share of the premiums for such benefits. Except with respect to the Amended Letter Agreement, Ms. Ackermann’s employment with the Company is “at will.” Capitalized terms used in this paragraph have the meaning ascribed to them in the Amended Letter Agreement.

The foregoing summary of the Amended Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended Letter Agreement attached hereto as an exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Letter Agreement Regarding Change In Control Benefits between Urologix, Inc. and Certain Executive Officers dated April 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UROLOGIX, INC.

By	/s/ Stryker Warren, Jr.
Stryker Warren, Jr. Chief Executive Officer

Date:  April 25, 2012